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                                 EXHIBIT 23(C)



                     CONSENT OF KPMG PEAT MARWICK & COMPANY


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                              ACCOUNTANT'S CONSENT



The Board of Directors
Mt. Vernon Financial Corp.:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.



/s/KPMG Peat Marwick, LLP

Atlanta, Georgia
July 12, 1995


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